The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2024 Results

Cincinnati, February 10, 2025 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Fourth-quarter 2024 net income of $405 million, or $2.56 per share, compared with $1.183 billion, or $7.50 per share, in the fourth quarter of 2023, after recognizing a $107 million fourth-quarter 2024 after-tax decrease in the fair value of equity securities still held.
•Full-year 2024 net income of $2.292 billion, or $14.53 per share, compared with $1.843 billion, or $11.66 per share, in 2023.
•$138 million or 38% increase in fourth-quarter 2024 non-GAAP operating income* to $497 million, or $3.14 per share, compared with $359 million, or $2.28 per share, in the fourth quarter of last year.
•$245 million or 26% increase in full-year 2024 non-GAAP operating income to $1.197 billion, or $7.58 per share, up from $952 million, or $6.03 per share, with increases of $141 million in after-tax property casualty underwriting profit and $104 million in net investment income.
•$778 million decrease in fourth-quarter 2024 net income reflected a $916 million decrease in after-tax net investment gains that offset increases of $79 million in after-tax property casualty underwriting profit and $33 million in net investment income.
•$89.11 book value per share at December 31, 2024, up $12.05 since year-end 2023.
•19.8% value creation ratio for full-year 2024, compared with 19.5% for 2023.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Revenue Data
Earned premiums	$2,365	$2,064	15	$8,889	$7,958	12
Investment income, net of expenses	280	239	17	1,025	894	15
Total revenues	2,538	3,356	(24)	11,337	10,013	13
Income Statement Data
Net income	$405	$1,183	(66)	$2,292	$1,843	24
Investment gains and losses, after-tax	(92)	824	nm	1,095	891	23
Non-GAAP operating income*	$497	$359	38	$1,197	$952	26
Per Share Data (diluted)
Net income	$2.56	$7.50	(66)	$14.53	$11.66	25
Investment gains and losses, after-tax	(0.58)	5.22	nm	6.95	5.63	23
Non-GAAP operating income*	$3.14	$2.28	38	$7.58	$6.03	26

Book value				$89.11	$77.06	16
Cash dividend declared	$0.81	$0.75	8	$3.24	$3.00	8
Diluted weighted average shares outstanding	158.1	157.8	0	157.8	158.1	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 4Q24 Release 1

Insurance Operations Highlights
•84.7% fourth-quarter 2024 property casualty combined ratio, improved from 87.5% for the fourth quarter of 2023. Full-year 2024 property casualty combined ratio at 93.4%, with net written premiums up 15%.
•17% growth in fourth-quarter 2024 net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$382 million fourth-quarter 2024 property casualty new business written premiums. Agencies appointed since the beginning of 2023 contributed $47 million or 12% of total fourth-quarter new business written premiums.
•$28 million of fourth-quarter 2024 life insurance subsidiary net income and 4% growth in fourth-quarter 2024 term life insurance earned premiums. Full-year 2024 non-GAAP operating income rose 18%.
Investment and Balance Sheet Highlights
•17% or $41 million increase in fourth-quarter 2024 pretax investment income, including a 28% increase in bond interest income and a 4% decrease in stock portfolio dividends.
•12% full-year increase in fair value of total investments at December 31, 2024, including a 17% increase for the bond portfolio and a 2% increase for the stock portfolio.
•$5.203 billion parent company cash and marketable securities at year-end 2024, up 7% from a year ago.

Achieving Planned Results
Stephen M. Spray, president and chief executive officer, commented: “As we previously disclosed, our first-quarter results will be impacted due to the California wildfires. I want to express my appreciation and gratitude to our claims associates who are working hard to deliver top-notch service to impacted policyholders. Through their efforts we’ve already made substantial payments to help those insured with Cincinnati Insurance start to piece their lives back together.

“Our 2024 year-end results show the importance and success of the initiatives we’ve undergone over the past decade to appropriately balance growth and profitability, ensuring we have the financial strength to answer the call of agents and insureds when a disaster strikes.

“Non-GAAP operating income finished the year strong, increasing 26% to $1.197 billion, compared with full-year 2023. While net income took a dip in the fourth quarter due to the challenged equity market, we still finished the year up 24% over full-year 2023, cresting the $2 billion mark.

“Property casualty underwriting achieved excellent fourth-quarter results. Underwriting profit for the quarter increased 40% over 2023’s strong result, boosting full-year underwriting profit to $580 million. Our full-year 2024 combined ratio improved 1.5 points to 93.4%, benefiting from sound underwriting judgement and catastrophe losses staying in line with the prior year. Our 2024 core combined ratio on a current accident year before catastrophe loss basis was 1.9 points better than full-year 2023.”

Focusing on Profitable Growth
“We believe our property casualty net written premium growth was healthy, accelerating in part due to our strategy of increasing agency appointments. Thanks to the hard work by our associates and the steady contributions of our independent agency partners, we increased net written premiums by 15% for the year to more than $9 billion. For our life insurance business, earned premiums rose 3%.

“We continue to refine pricing precision on accounts we underwrite. Our ability to price on a policy-by-policy basis will support our efforts to maintain appropriate pricing as we navigate a challenging market environment in 2025. We believe that appropriate pricing, combined with our hallmarks of strong agency relationships and fast, fair and empathetic claims service, will help our agents attract and retain high-quality business.

“Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM continue to perform as planned and were very profitable in 2024, remaining nimble and taking advantage of market opportunities as they arise.”

Financial Strength for the Future
“At December 31, 2024, our book value per share climbed 16% from a year ago, to $89.11, bolstered by record net pretax investment income of more than $1 billion for the year.

“Consolidated cash and total investments reached more than $29 billion. Our ample capital allows us to execute on our long-term strategies and, at the same time continue to pay dividends to shareholders. Our value creation ratio for 2024, which considers the dividends we pay as well as growth in book value, was 19.8%, ahead of last year and our 10% to 13% average annual target for this measure.”
                                             CINF 4Q24 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$2,284	$1,984	15	$8,568	$7,645	12
Fee revenues	3	3	0	12	11	9
Total revenues	2,287	1,987	15	8,580	7,656	12

Loss and loss expenses	1,255	1,118	12	5,436	4,958	10
Underwriting expenses	680	617	10	2,564	2,297	12
Underwriting profit	$352	$252	40	$580	$401	45

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	55.0%	56.4%	(1.4)	63.5%	64.9%	(1.4)
Underwriting expenses	29.7	31.1	(1.4)	29.9	30.0	(0.1)
Combined ratio	84.7%	87.5%	(2.8)	93.4%	94.9%	(1.5)

			% Change			% Change
Agency renewal written premiums	$1,759	$1,534	15	$7,080	$6,261	13
Agency new business written premiums	382	310	23	1,541	1,177	31
Other written premiums	102	76	34	622	608	2
Net written premiums	$2,243	$1,920	17	$9,243	$8,046	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	51.0%	54.6%	(3.6)	56.6%	58.4%	(1.8)
Current accident year catastrophe losses	5.0	1.9	3.1	9.6	9.3	0.3
Prior accident years before catastrophe losses	(0.0)	0.5	(0.5)	(1.6)	(2.2)	0.6
Prior accident years catastrophe losses	(1.0)	(0.6)	(0.4)	(1.1)	(0.6)	(0.5)
Loss and loss expense ratio	55.0%	56.4%	(1.4)	63.5%	64.9%	(1.4)

Current accident year combined ratio before catastrophe losses	80.7%	85.7%	(5.0)	86.5%	88.4%	(1.9)

•17% and 15% growth in fourth-quarter and full-year 2024 property casualty net written premiums, reflecting price increases, premium growth initiatives and a higher level of insured exposures. The contribution to growth from Cincinnati Re and Cincinnati Global in total was 2 percentage points for fourth-quarter and 1 point for the full year.
•23% and 31% increase in fourth-quarter and full-year 2024 new business premiums written by agencies, compared with a year ago. The full-year increase included a $116 million increase in standard market property casualty production from agencies appointed since the beginning of 2023.
•304 new agency appointments in full-year 2024, including 102 that market only our personal lines products.
•2.8 percentage-point fourth-quarter 2024 combined ratio improvement, compared with 2023, despite an increase of 2.7 points for losses from catastrophes.
•1.5 percentage-point full-year 2024 combined ratio improvement, including a decrease of 0.2 points for losses from catastrophes.
•1.0 and 2.7 percentage-point fourth-quarter and full-year 2024 benefit from favorable prior accident year reserve development of $25 million and $236 million, compared with 0.1 points or $2 million for fourth-quarter 2023 and 2.8 points or $215 million of favorable development for full-year 2023.
•1.8 percentage-point improvement, to 56.6%, for the full-year 2024 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 1.4 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 3.2 points for the case incurred portion.
•0.1 percentage-point decrease in full-year 2024 underwriting expense ratio, compared with the same period of 2023, reflecting ongoing expense management efforts and higher earned premiums.
                                             CINF 4Q24 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$1,160	$1,080	7	$4,486	$4,264	5
Fee revenues	1	1	0	4	4	0
Total revenues	1,161	1,081	7	4,490	4,268	5

Loss and loss expenses	624	651	(4)	2,795	2,787	0
Underwriting expenses	356	345	3	1,384	1,313	5
Underwriting profit	$181	$85	113	$311	$168	85

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	53.8%	60.3%	(6.5)	62.3%	65.4%	(3.1)
Underwriting expenses	30.7	31.9	(1.2)	30.9	30.8	0.1
Combined ratio	84.5%	92.2%	(7.7)	93.2%	96.2%	(3.0)

			% Change			% Change
Agency renewal written premiums	$1,001	$936	7	$4,087	$3,876	5
Agency new business written premiums	179	153	17	741	584	27
Other written premiums	(37)	(29)	(28)	(138)	(124)	(11)
Net written premiums	$1,143	$1,060	8	$4,690	$4,336	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	53.8%	58.8%	(5.0)	59.3%	60.8%	(1.5)
Current accident year catastrophe losses	1.8	1.3	0.5	6.1	7.4	(1.3)
Prior accident years before catastrophe losses	(0.9)	1.0	(1.9)	(2.4)	(2.6)	0.2
Prior accident years catastrophe losses	(0.9)	(0.8)	(0.1)	(0.7)	(0.2)	(0.5)
Loss and loss expense ratio	53.8%	60.3%	(6.5)	62.3%	65.4%	(3.1)

Current accident year combined ratio before catastrophe losses	84.5%	90.7%	(6.2)	90.2%	91.6%	(1.4)

•8% growth in both fourth-quarter and full-year 2024 commercial lines net written premiums, primarily due to higher agency renewal written premiums. Fourth-quarter and full-year 2024 commercial lines average renewal pricing increased near the low end of the high-single-digit percent range, with the fourth-quarter increase slightly lower than third-quarter 2024.
•17% and 27% increase in fourth-quarter and full-year 2024 new business written premiums, as we continue to carefully underwrite each policy in a highly competitive market.
•7.7 percentage-point fourth-quarter 2024 combined ratio improvement, compared with 2023, despite an increase of 0.4 points for losses from catastrophes.
•3.0 percentage-point full-year 2024 combined ratio improvement, including a decrease of 1.8 points for losses from catastrophes.
•1.8 and 3.1 percentage-point fourth-quarter and full-year 2024 benefit from favorable prior accident year reserve development of $21 million and $138 million, compared with 0.2 points or $2 million of unfavorable development for fourth-quarter 2023 and 2.8 points or $123 million of favorable development for full-year 2023.
•1.5 percentage-point improvement, to 59.3%, for the full-year 2024 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 2.2 points in the ratio for current accident year losses of $2 million or more per claim.
                                             CINF 4Q24 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$726	$560	30	$2,623	$2,044	28
Fee revenues	1	1	0	5	4	25
Total revenues	727	561	30	2,628	2,048	28

Loss and loss expenses	374	304	23	1,795	1,442	24
Underwriting expenses	208	169	23	762	610	25
Underwriting profit (loss)	$145	$88	65	$71	$(4)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	51.5%	54.3%	(2.8)	68.5%	70.5%	(2.0)
Underwriting expenses	28.7	30.4	(1.7)	29.0	29.9	(0.9)
Combined ratio	80.2%	84.7%	(4.5)	97.5%	100.4%	(2.9)

			% Change			% Change
Agency renewal written premiums	$625	$486	29	$2,495	$1,957	27
Agency new business written premiums	154	109	41	604	416	45
Other written premiums	(26)	(16)	(63)	(100)	(71)	(41)
Net written premiums	$753	$579	30	$2,999	$2,302	30

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	49.7%	51.5%	(1.8)	53.9%	56.4%	(2.5)
Current accident year catastrophe losses	1.8	4.6	(2.8)	15.6	17.3	(1.7)
Prior accident years before catastrophe losses	1.6	(1.4)	3.0	0.7	(1.0)	1.7
Prior accident years catastrophe losses	(1.6)	(0.4)	(1.2)	(1.7)	(2.2)	0.5
Loss and loss expense ratio	51.5%	54.3%	(2.8)	68.5%	70.5%	(2.0)

Current accident year combined ratio before catastrophe losses	78.4%	81.9%	(3.5)	82.9%	86.3%	(3.4)

•30% growth in both fourth-quarter and full-year 2024 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases in the low-double-digit percent range in addition to new business premium growth. Cincinnati Private ClientSM full-year 2024 net written premiums from our agencies’ high net worth clients grew 37%, to $1.719 billion.
•41% and 45% increase in fourth-quarter and full-year 2024 new business premiums written by agencies, including higher amounts for both private client and our middle-market personal lines.
•4.5 percentage-point fourth-quarter 2024 combined ratio improvement, compared with 2023, including a decrease of 4.0 points for losses from catastrophes.
•2.9 percentage-point full-year 2024 combined ratio improvement, including a decrease of 1.2 points for losses from catastrophes.
•Less than $1 million of fourth-quarter 2024 unfavorable prior accident year reserve development, compared with $10 million of favorable development for fourth-quarter 2023.
•1.0 percentage-point full-year 2024 benefit from favorable prior accident year reserve development of $26 million, compared to 3.2 points or $64 million for full-year 2023.
•2.5 percentage-point improvement, to 53.9%, for the full-year 2024 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.7 points in the ratio for current accident year losses of $2 million or more per claim.

                                             CINF 4Q24 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$168	$148	14	$615	$542	13
Fee revenues	1	1	0	3	3	0
Total revenues	169	149	13	618	545	13

Loss and loss expenses	112	93	20	411	350	17
Underwriting expenses	45	40	13	167	141	18
Underwriting profit	$12	$16	(25)	$40	$54	(26)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.5%	62.6%	3.9	66.9%	64.5%	2.4
Underwriting expenses	26.6	27.2	(0.6)	27.1	26.1	1.0
Combined ratio	93.1%	89.8%	3.3	94.0%	90.6%	3.4

			% Change			% Change
Agency renewal written premiums	$133	$112	19	$498	$428	16
Agency new business written premiums	49	48	2	196	177	11
Other written premiums	(11)	(10)	(10)	(40)	(35)	(14)
Net written premiums	$171	$150	14	$654	$570	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.1%	60.5%	2.6	64.2%	65.9%	(1.7)
Current accident year catastrophe losses	1.0	0.5	0.5	1.3	0.7	0.6
Prior accident years before catastrophe losses	2.3	1.4	0.9	1.4	(2.0)	3.4
Prior accident years catastrophe losses	0.1	0.2	(0.1)	(0.0)	(0.1)	0.1
Loss and loss expense ratio	66.5%	62.6%	3.9	66.9%	64.5%	2.4

Current accident year combined ratio before catastrophe losses	89.7%	87.7%	2.0	91.3%	92.0%	(0.7)

•14% and 15% growth in fourth-quarter and full-year 2024 excess and surplus lines net written premiums, including fourth-quarter 2024 renewal price increases averaging in the high-single-digit percent range.
•2% and 11% increase in fourth-quarter and full-year 2024 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•3.3 percentage-point fourth-quarter 2024 combined ratio increase, primarily due to an increase of 2.6 points from current accident year loss and loss expenses before catastrophes.
•3.4 percentage-point full-year 2024 combined ratio increase, primarily due to an increase of 3.4 points from prior accident year loss and loss expenses before catastrophes.
•2.4 percentage-point fourth-quarter 2024 unfavorable prior accident year reserve development of $3 million, compared with 1.6 points or $3 million for fourth-quarter 2023.
•1.4 percentage-point full-year 2024 unfavorable prior accident year reserve development of $8 million, compared with favorable development of 2.1 points or $11 million for full-year 2023.
•1.7 percentage-point improvement, to 64.2%, for the full-year 2024 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.7 points in the ratio for current accident year losses of $2 million or more per claim.

                                             CINF 4Q24 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Term life insurance	$59	$57	4	$233	$227	3
Whole life insurance	13	13	0	52	50	4
Universal life and other	9	10	(10)	36	36	0
Earned premiums	81	80	1	321	313	3
Investment income, net of expenses	48	47	2	190	184	3
Investment gains and losses, net	2	(8)	nm	(7)	(9)	22
Fee revenues	1	2	(50)	5	10	(50)
Total revenues	132	121	9	509	498	2
Contract holders’ benefits incurred	75	86	(13)	301	316	(5)
Underwriting expenses incurred	23	23	0	93	87	7
Total benefits and expenses	98	109	(10)	394	403	(2)
Net income before income tax	34	12	183	115	95	21
Income tax	6	2	200	24	20	20
Net income of the life insurance subsidiary	$28	$10	180	$91	$75	21

•$8 million or 3% increase in full-year 2024 earned premiums, including a 3% increase for term life insurance, our largest life insurance product line.
•$16 million or 21% increase in full-year 2024 life insurance subsidiary net income, primarily due to more favorable impacts from the unlocking of interest rate and other actuarial adjustments and more favorable mortality experience.
•$183 million or 16% full-year 2024 increase to $1.307 billion in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from net income and the impact of an increase in market value discount rates on life policy and investment contract reserves.

                                             CINF 4Q24 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Investment income, net of expenses	$280	$239	17	$1,025	$894	15
Investment interest credited to contract holders	(31)	(30)	(3)	(125)	(121)	(3)
Investment gains and losses, net	(116)	1,043	nm	1,391	1,127	23
Investment profit (loss)	$133	$1,252	(89)	$2,291	$1,900	21

Investment income:
Interest	$204	$159	28	$733	$600	22
Dividends	74	77	(4)	283	282	0
Other	7	7	0	25	25	0
Less investment expenses	5	4	25	16	13	23
Investment income, pretax	280	239	17	1,025	894	15
Less income taxes	47	39	21	172	145	19
Total investment income, after-tax	$233	$200	17	$853	$749	14

Investment returns:
Average invested assets plus cash and cash equivalents	$29,987	$26,174		$28,374	$25,685
Average yield pretax	3.73%	3.65%		3.61%	3.48%
Average yield after-tax	3.11	3.06		3.01	2.92
Effective tax rate	17.0	16.3		16.8	16.2
Fixed-maturity returns:
Average amortized cost	$16,554	$14,206		$15,697	$13,670
Average yield pretax	4.93%	4.48%		4.67%	4.39%
Average yield after-tax	4.03	3.68		3.83	3.62
Effective tax rate	18.3	17.7		18.0	17.5

•$41 million or 17% rise in fourth-quarter 2024 pretax investment income, including a 28% increase in interest income from fixed-maturity securities and a 4% decrease in equity portfolio dividends.
•$466 million fourth-quarter decrease and $1.408 billion full-year 2024 increase in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Investment gains and losses on equity securities sold, net	$—	$7	$181	$(17)
Unrealized gains and losses on equity securities still held, net	(136)	1,043	1,275	1,168
Investment gains and losses on fixed-maturity securities, net	(2)	(16)	(116)	(22)
Other	22	9	51	(2)
Subtotal - investment gains and losses reported in net income	(116)	1,043	1,391	1,127
Change in unrealized investment gains and losses - fixed maturities	(350)	637	17	277
Total	$(466)	$1,680	$1,408	$1,404

                                             CINF 4Q24 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2024	2023
Total investments	$28,378	$25,357
Total assets	36,501	32,769
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	13,935	12,098
Book value per share	89.11	77.06
Debt-to-total-capital ratio	5.5%	6.3%

•$29.361 billion in consolidated cash and invested assets at December 31, 2024, an increase of 12% from $26.264 billion at year-end 2023.
•$16.182 billion bond portfolio at December 31, 2024, with an average rating of A2/A+. Fair value increased $311 million during the fourth quarter of 2024, including $1.087 billion in net purchases of fixed-maturity securities.
•$11.185 billion equity portfolio was 39.4% of total investments, including $7.232 billion in appreciated value before taxes at December 31, 2024. Fair value decreased $385 million during the fourth quarter of 2024, including $228 million in net sales of equity securities.
•$0.79 fourth-quarter 2024 increase in book value per share, including an addition of $3.18 from net income before investment gains and $0.88 from other items, partially offset by $2.46 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities and $0.81 from dividends declared to shareholders.
•Value creation ratio of 19.8% for full-year 2024, including 9.9% from net income before investment gains, which includes underwriting and investment income, 9.0% from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, including 9.6% from our stock portfolio and negative 0.6% from our bond portfolio, in addition to 0.9% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 4Q24 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2023 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of any future pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to such pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes and our ability to manage catastrophe risk due to inaccurate catastrophe models or incomplete data
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as the wars in Ukraine and in the Middle East and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-
                                             CINF 4Q24 Release 10

based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits
•Mergers, acquisitions and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *
                                             CINF 4Q24 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2024	2023
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2024—$16,735; 2023—$14,361)	$16,182	$13,791
Equity securities, at fair value (cost: 2024—$3,953; 2023—$4,282)	11,185	10,989
Short-term investments, at fair value (amortized cost: 2024—$298; 2023—$0)	298	—
Other invested assets	713	577
Total investments	28,378	25,357
Cash and cash equivalents	983	907
Investment income receivable	222	192
Finance receivable	120	108
Premiums receivable	2,969	2,592
Reinsurance recoverable	523	651
Prepaid reinsurance premiums	70	55
Deferred policy acquisition costs	1,242	1,093
Land, building and equipment, net, for company use (accumulated depreciation: 2024—$347; 2023—$337)	214	208
Other assets	828	681
Separate accounts	952	925
Total assets	$36,501	$32,769
Liabilities
Insurance reserves
Loss and loss expense reserves	$10,003	$9,050
Life policy and investment contract reserves	2,960	3,068
Unearned premiums	4,813	4,119
Other liabilities	1,487	1,311
Deferred income tax	1,476	1,324
Note payable	25	25
Long-term debt and lease obligations	850	849
Separate accounts	952	925
Total liabilities	22,566	20,671

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2024 and 2023—500 million shares; issued: 2024 and 2023—198.3 million shares)	397	397
Paid-in capital	1,502	1,437
Retained earnings	14,869	13,084
Accumulated other comprehensive loss	(309)	(435)
Treasury stock at cost (2024—41.9 million shares and 2023—41.3 million shares)	(2,524)	(2,385)
Total shareholders' equity	$13,935	$12,098
Total liabilities and shareholders' equity	$36,501	$32,769

                                             CINF 4Q24 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Revenues
Earned premiums	$2,365	$2,064	$8,889	$7,958
Investment income, net of expenses	280	239	1,025	894
Investment gains and losses, net	(116)	1,043	1,391	1,127
Fee revenues	4	5	17	21
Other revenues	5	5	15	13
Total revenues	2,538	3,356	11,337	10,013

Benefits and Expenses
Insurance losses and contract holders’ benefits	1,330	1,204	5,737	5,274
Underwriting, acquisition and insurance expenses	703	640	2,657	2,384
Interest expense	13	14	53	54
Other operating expenses	13	8	32	25
Total benefits and expenses	2,059	1,866	8,479	7,737

Income Before Income Taxes	479	1,490	2,858	2,276

Provision (Benefit) for Income Taxes
Current	156	86	449	210
Deferred	(82)	221	117	223
Total provision for income taxes	74	307	566	433

Net Income	$405	$1,183	$2,292	$1,843

Per Common Share
Net income—basic	$2.59	$7.54	$14.65	$11.74
Net income—diluted	2.56	7.50	14.53	11.66

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at investors.cinfin.com.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in
                                             CINF 4Q24 Release 13

market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 4Q24 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Net income	$405	$1,183	$2,292	$1,843
Less:
Investment gains and losses, net	(116)	1,043	1,391	1,127
Income tax on investment gains and losses	24	(219)	(296)	(236)
Investment gains and losses, after-tax	(92)	824	1,095	891
Non-GAAP operating income	$497	$359	$1,197	$952

Diluted per share data:
Net income	$2.56	$7.50	$14.53	$11.66
Less:
Investment gains and losses, net	(0.73)	6.61	8.82	7.13
Income tax on investment gains and losses	0.15	(1.39)	(1.87)	(1.50)
Investment gains and losses, after-tax	(0.58)	5.22	6.95	5.63
Non-GAAP operating income	$3.14	$2.28	$7.58	$6.03

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Net income of life insurance subsidiary	$28	$10	$91	$75
Investment gains and losses, net	2	(8)	(7)	(9)
Income tax on investment gains and losses	1	(2)	(1)	(2)
Non-GAAP operating income	27	16	97	82

Investment income, net of expenses	(48)	(47)	(190)	(184)
Investment income credited to contract holders	31	30	125	121
Income tax excluding tax on investment gains and losses, net	5	4	25	22
Life insurance segment profit	$15	$3	$57	$41

                                             CINF 4Q24 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,243	$1,143	$753	$171	$176
Unearned premiums change	41	17	(27)	(3)	54
Earned premiums	$2,284	$1,160	$726	$168	$230

Underwriting profit	$352	$181	$145	$12	$14

(Dollars in millions)	Twelve months ended December 31, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$9,243	$4,690	$2,999	$654	$900
Unearned premiums change	(675)	(204)	(376)	(39)	(56)
Earned premiums	$8,568	$4,486	$2,623	$615	$844

Underwriting profit	$580	$311	$71	$40	$158

(Dollars in millions)	Three months ended December 31, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$1,920	$1,060	$579	$150	$131
Unearned premiums change	64	20	(19)	(2)	65
Earned premiums	$1,984	$1,080	$560	$148	$196

Underwriting profit	$252	$85	$88	$16	$63

(Dollars in millions)	Twelve months ended December 31, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$8,046	$4,336	$2,302	$570	$838
Unearned premiums change	(401)	(72)	(258)	(28)	(43)
Earned premiums	$7,645	$4,264	$2,044	$542	$795

Underwriting profit (loss)	$401	$168	$(4)	$54	$183

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.
                                             CINF 4Q24 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Value creation ratio:
End of period book value*	$89.11	$77.06	$89.11	$77.06
Less beginning of period book value	88.32	67.72	77.06	67.01
Change in book value	0.79	9.34	12.05	10.05
Dividend declared to shareholders	0.81	0.75	3.24	3.00
Total value creation	$1.60	$10.09	$15.29	$13.05

Value creation ratio from change in book value**	0.9%	13.8%	15.6%	15.0%
Value creation ratio from dividends declared to shareholders***	0.9	1.1	4.2	4.5
Value creation ratio	1.8%	14.9%	19.8%	19.5%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 4Q24 Release 17